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 NEWS BULLETIN                                          Med-Design Corporation
                                                        2810 Bunsen Avenue
                                                        Ventura, CA 93003
                                                        Nasdaq:  MEDC
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FOR FURTHER INFORMATION:


AT THE COMPANY                                   FOR MEDIA
Michael Simpson                                  Jeff Jubelirer
Chief Operating Officer                          Tierney Communications
(805) 339-0375                                   (215) 790-4415

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FOR IMMEDIATE RELEASE
September 7, 2001


                   Med-Design Announces Expanded Safety Needle
                       Licensing Agreement with MedAmicus
  Company Takes Significant Step Toward Broadening its Safety Product Offerings

VENTURA, Calif., September 7, 2001 - The Med-Design Corporation (Nasdaq: MEDC), a leader in the design and development of safety-engineered needle products for medical use, today announced an expanded agreement with MedAmicus, Inc. (Nasdaq:
MEDM) that allows the Company to exclusively manufacture and distribute Med-Design's center-line retractable safety needle into the arterial access market. Terms of the agreement call for an initial payment to Med-Design of a combination of cash and MedAmicus common stock equal to $2,000,000.

With the extended agreement, MedAmicus will have the opportunity to market Med-Design's technology to companies specializing in angioplasty, angiography, stent placement and other arterially performed procedures using guidewire access. In addition, MedAmicus has already received from the Food and Drug Administration 510K marketing clearance for the safety needle for use in all vascular access applications including arterial access applications. The expanded agreement follows an earlier alliance between the companies to market the licensed Med-Design Safety Seldinger Introducer Needle into the venous and other ancillary markets. Initial shipments to OEM venous customers are expected shortly.

"We are pleased to expand our relationship with our partners at MedAmicus, said Michael Simpson, Chief Operating Officer and Executive Vice President of Med-Design. "Our needle will bring a new level of safety to medical care personnel in both the venous and arterial markets at a time when demand for easy-to-use and effective safety engineered needle products is growing."

MedAmicus, Inc., based in Plymouth, Minnesota, is a medical products company engaged in the design, development, manufacture and marketing of percutaneous delivery systems. Its products include venous vessel introducers, safety needles and other disposable delivery products for use in the implantation of pacemakers, defibrillators, catheters and infusion ports sold through OEM relationships with other medical device companies.

                                     -more-


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Med-Design Corporation
Add 1


Med-Design has a significant and impressive portfolio of issued and pending patents protecting its proprietary safety needle technology, including 16 US patents issued, 13 foreign national patents, and two European patent covering 12 countries, and numerous patents pending in the US and internationally. Med-Design has developed over 28 safety needle products that are designed to enable medical workers to efficiently perform a wide range of medical procedures at greatly reduced risk of exposure to accidental needlesticks. The Company develops user-friendly and cost-effective safety needle devices, utilizing its expertise in creating products that meet stringent user requirements, while minimizing manufacturing cost. The Company's safety needle products cover applications within important risk areas of blood collection, infusion therapy, insertion, and injection.

Forward Looking Statements

This release may contain forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and accordingly, the cautionary statements contained in Med-Design's Annual Report on form 10-K for the year ended December 31, 2000 (See Item 1 - Business, and Item 7 - Management's Discussion and Analysis of Financial Conditions and Results of Operations, and elsewhere), and other filings with the Securities and Exchange Commission are incorporated herein by reference. Such forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in Company expectations of results or any change in events.

For more information on Med-Design Corporation you may access the Med-Design Corporation web site at http://med-design.com/.

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